                                                                  Exhibit 99

[Anheuser-Busch Companies logo]
                                                                News

For more information, contact:
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------

               ANHEUSER-BUSCH COS. REPORTS IMPROVED SALES AND
           EARNINGS FOR THE THIRD QUARTER AND NINE MONTHS OF 2004
           ------------------------------------------------------

        EARNINGS PER SHARE INCREASES 10.8 PERCENT FOR THE NINE MONTHS

         ST. LOUIS, October 27, 2004 - Anheuser-Busch Cos., Inc. achieved improved sales and earnings for the third quarter and nine months of 2004, it was announced today by Patrick Stokes, president and chief executive officer of the company. Consolidated net sales increased 5.1 percent in the third quarter, while earnings per share increased 6.3 percent. Net sales and earnings per share increased 5.8 percent and 10.8 percent, respectively, for the nine months.

         Results for the nine months of 2004 benefited from a $19.5 million pretax gain ($.015 per share) in the first quarter 2004 from the sale of commodity hedges. This gain is reported in other income/(expense) on the consolidated income statement and does not impact gross profit or operating income. Excluding this gain, earnings per share for the nine months increased 10.1 percent (1) vs. 2003.

         "Anheuser-Busch is achieving another year of solid growth in earnings per share, despite the general slowdown in spending for consumer products this summer. We anticipate earnings per share growth of 10 percent to 11 percent (2) for 2004, excluding the benefit of the commodity hedge gain and including the dilution related to the Harbin acquisition," said Stokes. "Additionally, we currently expect earnings per share growth in the 7 percent to 10 percent range for 2005 compared with 2004 (on a reported basis, including the commodity hedge gain). We remain confident in our ability to achieve our double-digit earnings per share growth objective over the longer-term."

                                   -more-



Third Quarter Earnings
Anheuser-Busch
Add One

         During the third quarter Anheuser-Busch completed its acquisition of the Harbin Brewery Group. The Harbin investment is consolidated within the company's financial statements. The company reports Harbin's results on a one-month lag basis.

         Domestic revenue per barrel (3) increased 2.1 percent in the third quarter. Domestic revenue per barrel for the nine months of 2004 grew 2.5 percent vs. the same periods in 2003, reflecting the continuing favorable pricing environment.

         Gross profit margin declined 110 basis points in the third quarter, to 42.1 percent and operating margin declined 90 basis points to 25.6 percent. The decrease in third quarter margins is primarily due to higher sales from the company's commodity-based aluminum recycling operations and the impact of Florida hurricanes on the entertainment business segment. For the nine months of 2004, gross and operating margins were both down 20 basis points, to 41.5 percent and 25.0 percent, respectively. These declines are also primarily due to the impact of higher sales from the company's commodity-based aluminum recycling operation, which offset a 30 basis point increase in domestic beer gross margin.

         Consistent with the company's practice of implementing moderate annual price increases in two phases, Anheuser-Busch initiated selected pricing actions beginning in early October 2004. As in the past, the revenue enhancement initiatives have been tailored to specific markets, brands and packages and preliminary results are encouraging. The second phase of the pricing initiatives is planned for the first quarter of 2005.



Third Quarter Earnings
Anheuser-Busch
Add Two

BEER SALES RESULTS
------------------

         The company's reported beer volume is summarized in the following table:

----------------------------------------------------------------------------------------------------------------------
                                     Reported Beer Volume (millions of barrels)
----------------------------------------------------------------------------------------------------------------------
                                                      Third Quarter                   Nine Months Ended September 30
                                           -----------------------------------      ----------------------------------
                                                               vs. 2003                                 vs. 2003
                                                        ----------------------                   ---------------------
                                            2004         Barrels         %           2004         Barrels         %
                                           ------       ---------     --------      -------      ---------     -------
Domestic                                    27.6          0.03           0.1%         80.0          0.8          0.9%
International                                4.9           2.6         112.1%          9.1          2.8         45.7%
                                           ------       ---------     --------      -------      ---------     -------
    Worldwide A-B Brands                    32.5           2.6           8.8%         89.1          3.6          4.2%
Int'l Equity Partner Brands                  5.2           0.3           6.5%         14.8          0.5          3.6%
                                           ------       ---------     --------      -------      ---------     -------
    Total Brands                            37.7           2.9           8.5%        103.9          4.1          4.1%
                                           ======       =========     ========      =======      =========     =======
----------------------------------------------------------------------------------------------------------------------

         Domestic beer sales-to-wholesalers were up 0.1 percent for the third quarter of 2004 vs. the third quarter 2003, and were up 0.9 percent for the nine months of 2004. The company now expects full year sales-to-wholesalers to be up about 0.5 percent.

         Wholesaler sales-to-retailers were down 1.3 percent in the third quarter and up 0.7 percent for the nine months, vs. 2003 levels. Both sales-to-wholesalers and sales-to-retailers have been adversely impacted by the abnormally cool and wet weather in many key markets, especially in the Southeastern United States, and the general slowdown in consumer spending during the third quarter.

         The company's domestic market share (excluding exports) for the nine months of 2004 and 2003 was 50 percent. Domestic market share is based on estimated U.S. beer industry sales using information provided by the Beer Institute and the U.S. Department of Commerce.


Third Quarter Earnings
Anheuser-Busch
Add Three

         International volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract-brewing agreements, plus exports from the company's U.S. breweries to markets around the world, increased 112.1 percent for the third quarter and 45.7 percent for the nine months of 2004. International beer volume for the third quarter 2004 includes 2.6 million barrels for Harbin. Excluding Harbin, international volume decreased 1.8 percent in the third quarter. The decrease is due to lower volume in Europe, reflecting a difficult comparison to volume in 2003 that benefited from unusually hot summer weather. For the nine months of 2004, international volume excluding Harbin increased 3.3 percent, due primarily to higher sales volume in China. Worldwide Anheuser-Busch beer sales volume for the third quarter and nine months of 2004 rose 8.8 percent and 4.2 percent, to 32.5 million and 89.1 million barrels respectively, vs. 2003.

         Worldwide Anheuser-Busch beer brand volume is comprised of domestic volume and international volume. International equity partner brands volume, representing the company's share of its foreign equity partners' volume reported on a one-month lag, increased 6.5 percent for the third quarter and
3.6 percent for the nine months of 2004 vs. 2003, contributing to the company's 8.5 percent and 4.1 percent increase in total brands volume for the same periods.

THIRD QUARTER 2004 FINANCIAL RESULTS
------------------------------------

         Key operating results for the third quarter 2004 vs. 2003 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                       ($ in millions, except per share)
                                                        --------------------------------------------------------------
                                                               Third Quarter                      2004 vs. 2003
                                                        --------------------------         ---------------------------
                                                          2004              2003               $                 %
                                                        --------          --------         ---------        ----------
Gross Sales                                              $4,680            $4,466           Up $214           Up 4.8%
Net Sales                                                $4,080            $3,881           Up $199           Up 5.1%
Income Before Income Taxes                                 $948              $939             Up $9           Up 1.0%
Equity Income                                              $104               $87            Up $17          Up 18.9%
Net Income                                                 $684              $664            Up $20           Up 3.0%
Diluted Earnings per Share                                 $.85              $.80           Up $.05           Up 6.3%
----------------------------------------------------------------------------------------------------------------------


Third Quarter Earnings
Anheuser-Busch
Add Four

     A discussion of financial highlights for the third quarter 2004 follows:

o Net sales increased 5.1 percent compared with the third quarter 2003, driven primarily by a 2.6 percent increase in domestic beer segment net sales (due to higher revenue per barrel), the inclusion of Harbin sales in 2004 and increased sales from the company's commodity-based aluminum recycling operation. Sales growth for the entertainment segment was adversely impacted by hurricanes in Florida.

o Income before income taxes for the third quarter increased 1 percent vs. 2003, reflecting improved results for domestic and international beer and packaging operations, mostly offset by a lower entertainment profit contribution and higher corporate expenses.

     Pretax income for the domestic beer segment was up 3.6 percent for the quarter, primarily reflecting higher revenue per barrel due to the favorable pricing environment.

     International beer segment pretax income improved $7 million or 23 percent in the third quarter vs. 2003, primarily due to the inclusion of Harbin results and profit growth in Canada.

     Packaging segment pretax profits were up 4 percent in the third quarter 2004, primarily due to improved profits from the company's aluminum recycling operation.

     Entertainment segment pretax profits decreased 7 percent compared with the third quarter 2003, primarily due to lower attendance resulting from the impact of hurricanes in Florida.



Third Quarter Earnings
Anheuser-Busch
Add Five

     Corporate expenses increased $21 million vs. the third quarter 2003. This increase is primarily due to higher employee benefits expense and higher interest expense.

o Equity income was up 19 percent in the third quarter 2004 vs. 2003, primarily reflecting the benefit of price increases implemented by Grupo Modelo, combined with strong volume growth.

o Net income increased 3 percent compared with third quarter 2003. Diluted earnings per share were $.85, an increase of 6.3 percent, compared with 2003. Earnings per share continue to benefit from the company's ongoing share repurchase program.

NINE MONTHS OF 2004 FINANCIAL RESULTS
-------------------------------------

         Key operating results for the nine months of 2004 vs. 2003 are summarized below:

----------------------------------------------------------------------------------------------------------------------
                                                                        ($ in millions, except per share)
                                                       ---------------------------------------------------------------
                                                               Nine Months                        2004 vs. 2003
                                                       ---------------------------         ---------------------------
                                                          2004              2003               $                 %
                                                       ---------         ---------         ---------        ----------
Gross Sales                                             $13,280           $12,600           Up $680           Up 5.4%
Net Sales                                               $11,567           $10,931           Up $636           Up 5.8%
Income Before Income Taxes                               $2,629            $2,470           Up $159           Up 6.4%
Equity Income                                              $299              $268            Up $31          Up 11.7%
Net Income                                               $1,908            $1,782           Up $126           Up 7.1%
Diluted Earnings per Share                                $2.35             $2.12           Up $.23          Up 10.8%
----------------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the nine months of 2004 follows:

o Net sales increased 5.8 percent compared with the nine months of 2003, driven primarily by a 4 percent increase in domestic beer segment net sales (due to higher revenue per barrel and higher volume) along with increased sales for the international beer, packaging and entertainment operating segments.



Third Quarter Earnings
Anheuser-Busch
Add Six

o Income before income taxes increased 6.4 percent vs. the nine months of 2003, reflecting improved results for all of the company's operating segments.

     Income before income taxes for the nine months of 2004 includes a $19.5 million pretax gain ($.015 per share) from the first quarter sale of commodity hedges that had been in place for future years. These hedges were originally placed using estimates for costs to be contained in the renewal of a supply contract. During the first quarter, the company lowered its cost estimates, resulting in significant hedge ineffectiveness in compliance with FAS 133. Due to the hedge ineffectiveness, the company sold the hedges and realized the $19.5 million pretax gain, which is included as a corporate item for business segment reporting purposes.

     Pretax income for the domestic beer segment was up 6.6 percent for the nine months, reflecting higher revenue per barrel and higher beer sales volume.

     International beer segment pretax income improved 19 percent for the nine months vs. 2003, primarily due to volume and profit growth in China and Canada and the impact of Harbin beginning in the third quarter.

     Packaging segment pretax profits were up 5 percent for the nine months 2004 vs. 2003. This increase is primarily due to higher soft drink can volume and pricing and improved results from the company's aluminum recycling operation.



Third Quarter Earnings
Anheuser-Busch
Add Seven

     Entertainment segment pretax income increased 10 percent compared with the nine months of 2003, primarily due to higher admissions pricing and increased in-park spending. Year-to-date entertainment results include the impact of hurricanes in Florida during the third quarter.

o Equity income increased $31 million, or 12 percent, for the nine months 2004 vs. 2003, primarily reflecting the benefit of price increases implemented by Grupo Modelo and volume growth. Results in 2003 included a $5.5 million after-tax gain representing Anheuser-Busch's equity share of CCU earnings from the sale of a brewery in Croatia. Excluding this gain, equity income for the nine months 2004 increased 14 percent
     (4) vs. 2003.

o Net income increased 7.1 percent over the nine months of 2003. Diluted earnings per share were $2.35, an increase of 10.8 percent, compared with the prior year. Earnings per share excluding the gain on commodity hedges increased 10.1 percent. The company repurchased nearly 12 million common shares in the third quarter 2004 and over 27 million through the nine months of 2004.

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss earnings results for the third quarter and nine months of 2004 at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.

                                    # # #



Third Quarter Earnings
Anheuser-Busch
Add Eight

Notes
-----

(1)  Reconciliation of Nine Months Earnings per Share Growth
     -------------------------------------------------------

                                    Earnings Per Share         Increase
                                    ------------------         --------
                                      2004         2003
                                      ----         ----
     Reported                        $ 2.35       $2.12           10.8%
                                                               =========
     Commodity Hedge Gain             (.015)         --
                                   ---------    --------
     Excluding Hedge Gain            $2.335       $2.12           10.1%
                                   =========    ========       =========

(2)  Reconciliation of Projected 2004 Earnings per Share Growth
     ----------------------------------------------------------

                                    Earnings Per Share          Increase
                                    ------------------          --------

     Including Hedge Gain            $2.745 to $2.765        10.7% to 11.5%
                                                           ===================
     Commodity Hedge Gain                 (.015)
                                   ---------------------
     Excluding Hedge Gain             $2.73 to $2.75         10.1% to 10.9%
                                   =====================   ===================

(3)  Domestic Revenue per Barrel
     ---------------------------
     Domestic revenue per barrel is calculated as net sales generated by the company's domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company's breweries to U.S. wholesalers.

(4)  Reconciliation of Nine Months Equity Income Growth
     --------------------------------------------------

                                       Equity Income              Increase
                                       -------------              --------
                                     2004          2003
                                     ----          ----
     Reported                        $299.1       $267.7             11.7%
                                                                 ==========
     Gain on Brewery Sale                --         (5.5)
                                   ---------    ---------
     Excluding Gain                  $299.1       $262.2             14.1%
                                   =========    =========        ==========

         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company disclaims any obligation to update any of these statements. The company's expectations involve significant risks and uncertainties and are based upon many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Further information on factors that could affect the company's future operations, earnings and prospects is included in the company's Forms 10-Q and 10-K.



                                  --------------------------------------------------------
                                               ANHEUSER-BUSCH COMPANIES, INC.
                                          CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                                      THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30
                                             (IN MILLIONS, EXCEPT PER SHARE)
                                  --------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                   Third Quarter                      Year-to-Date
                                                             -----------------------------    -------------------------------
                                                                 2004             2003             2004              2003
                                                             ------------     ------------    -------------     -------------
Gross Sales                                                    $4,679.6         $4,465.8        $13,279.8         $12,600.0

     Excise Taxes                                                (599.5)          (585.3)        (1,712.7)         (1,668.7)
                                                             ------------     ------------    -------------     -------------

Net Sales                                                       4,080.1          3,880.5         11,567.1          10,931.3

     Cost of Sales                                             (2,361.3)        (2,204.1)        (6,765.8)         (6,368.4)

     Marketing, Distribution and

       Administrative Expenses                                   (672.5)          (648.5)        (1,909.1)         (1,812.9)
                                                             ------------     ------------    -------------     -------------

Operating Income                                                1,046.3          1,027.9          2,892.2           2,750.0

     Interest Expense                                            (107.2)           (98.7)          (314.8)           (299.7)

     Interest Capitalized                                           4.7              6.9             15.7              17.7

     Interest Income                                                1.9              0.3              3.4               0.6

     Other Income, Net                                              2.5              2.1             32.5               1.1
                                                             ------------     ------------    -------------     -------------

Income Before Income Taxes                                        948.2            938.5          2,629.0           2,469.7

     Provision for Income Taxes                                  (367.7)          (361.5)        (1,020.3)           (955.7)

Equity Income, Net of Tax                                         103.9             87.3            299.1             267.7
                                                             ------------     ------------    -------------     -------------

Net Income                                                       $684.4           $664.3         $1,907.8          $1,781.7
                                                             ============     ============    =============     =============

Basic Earnings Per Share                                            $.86             $.81            $2.38             $2.15
                                                             ============     ============    =============     =============

Diluted Earnings Per Share                                          $.85             $.80            $2.35             $2.12
                                                             ============     ============    =============     =============

------------------------------------------------------------------------------------------------------------------------------

Capital Expenditures                                             $284.8           $229.4           $726.5            $719.5
                                                             ============     ============    =============     =============

Depreciation and Amortization                                    $234.9           $220.9           $692.0            $649.9
                                                             ============     ============    =============     =============

Weighted Average Shares:

     Basic                                                        797.4            819.7            802.9             830.6
                                                             ============     ============    =============     =============

     Diluted                                                      806.6            830.3            812.8             841.2
                                                             ============     ============    =============     =============
------------------------------------------------------------------------------------------------------------------------------



                                   --------------------------------------------------------
                                               ANHEUSER-BUSCH COMPANIES, INC.
                                                     BUSINESS SEGMENTS
                                              THIRD QUARTER ENDED SEPTEMBER 30
                                                       (IN MILLIONS)
                                   --------------------------------------------------------

                     ----------------------------------------------------------------------------------------------------------
                                                                                                       Corporate &
                      Domestic Beer     Int'l Beer        Packaging      Entertain.        Other         Elims.        Consol.
-------------------------------------------------------------------------------------------------------------------------------
2004

Gross Sales             $3,561.3           284.6            611.6          360.6           18.8          (157.3)      $4,679.6

Net Sales:

- Intersegment                --              --           $240.1             --            0.9          (241.0)          $ --

- External              $3,018.4           228.0            371.5          360.6           17.9            83.7       $4,080.1

Income Before
  Income Taxes            $933.3            36.5             48.9          112.9           (1.0)         (182.4)        $948.2

Equity Income                 --          $103.9               --             --             --              --         $103.9

Net Income                $578.7           126.5             30.3           70.0           (0.6)         (120.5)        $684.4
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales             $3,483.1           216.3            541.9          356.0           20.0          (151.5)      $4,465.8

Net Sales:

- Intersegment                --              --           $231.4             --            1.0          (232.4)          $ --

- External              $2,942.0           172.1            310.5          356.0           19.0            80.9       $3,880.5

Income Before
  Income Taxes            $901.0            29.7             47.2          121.9           (0.1)         (161.2)        $938.5

Equity Income                 --           $87.3               --             --             --              --          $87.3

Net Income                $558.6           105.7             29.2           75.6             --          (104.8)        $664.3
-------------------------------------------------------------------------------------------------------------------------------


                                   --------------------------------------------------------
                                               ANHEUSER-BUSCH COMPANIES, INC.
                                                     BUSINESS SEGMENTS
                                                NINE MONTHS ENDED SEPTEMBER 30
                                                       (IN MILLIONS)
                                   --------------------------------------------------------

                     ----------------------------------------------------------------------------------------------------------
                                                                                                       Corporate &
                      Domestic Beer     Int'l Beer        Packaging      Entertain.        Other         Elims.       Consol.
-------------------------------------------------------------------------------------------------------------------------------
2004

Gross Sales            $10,373.3           715.2          1,758.8          827.2           53.1          (447.8)     $13,279.8

Net Sales:

- Intersegment                --              --           $688.1             --            3.0          (691.1)          $ --

- External              $8,801.5           574.3          1,070.7          827.2           50.1           243.3      $11,567.1

Income Before
  Income Taxes          $2,747.5            90.5            138.2          183.7           (3.3)         (527.6)      $2,629.0

Equity Income                 --          $299.1               --             --             --              --         $299.1

Net Income              $1,703.5           355.2             85.7          113.9           (2.0)         (348.5)      $1,907.8
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales             10,019.4           583.5          1,628.8          762.1           53.3          (447.1)     $12,600.0

Net Sales:

- Intersegment                --              --           $678.8             --            3.3          (682.1)          $ --

- External               8,463.5           470.7            950.0          762.1           50.0           235.0      $10,931.3

Income Before
  Income Taxes          $2,576.3            75.8            131.5          167.4           (0.2)         (481.1)      $2,469.7

Equity Income                 --          $267.7               --             --             --              --         $267.7

Net Income              $1,597.3           314.7             81.5          103.8           (0.1)         (315.5)      $1,781.7
-------------------------------------------------------------------------------------------------------------------------------


                                 ----------------------------------------------
                                         ANHEUSER-BUSCH COMPANIES, INC.
                                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                                (IN MILLIONS)
                                ----------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                       September 30,            December 31,
                                                                           2004                     2003
                                                                     ------------------       -----------------
Assets
Current Assets:
     Cash                                                                     $196.0                    $191.1
     Accounts receivable                                                       938.4                     669.4
     Inventories:
         Raw materials and supplies                                            322.9                     320.3
         Work in progress                                                       82.6                      81.9
         Finished goods                                                        261.4                     185.3
           Total inventories                                                   666.9                     587.5
     Other current assets                                                      198.3                     182.3
                                                                     ------------------       -----------------
     Total current assets                                                    1,999.6                   1,630.3
Investments in affiliated companies                                          3,208.0                   3,052.0
Plant and equipment, net                                                     8,726.2                   8,498.9
Intangible assets, including goodwill of $960.3
   million and $349.0 million, respectively                                  1,167.5                     486.6
Other assets                                                                 1,097.9                   1,021.7
                                                                     ------------------       -----------------
         Total Assets                                                      $16,199.2                 $14,689.5
                                                                     ==================       =================


Liabilities and Shareholders Equity
Current Liabilities:
     Accounts payable                                                       $1,170.3                  $1,093.7
     Accrued salaries, wages and benefits                                      267.1                     288.9
     Accrued taxes                                                             322.4                     163.1
     Accrued interest                                                          111.7                     110.4
     Other current liabilities                                                 218.0                     201.1
                                                                     ------------------       -----------------
     Total current liabilities                                               2,089.5                   1,857.2
                                                                     ------------------       -----------------
Postretirement benefits                                                        458.4                     470.4
                                                                     ------------------       -----------------
Debt                                                                         8,272.4                   7,285.4
                                                                     ------------------       -----------------
Deferred income taxes                                                        1,695.9                   1,462.1
                                                                     ------------------       -----------------
Other long-term liabilities                                                    918.3                     902.7
                                                                     ------------------       -----------------
Shareholders Equity:
     Common stock                                                            1,462.0                   1,457.9
     Capital in excess of par value                                          1,397.0                   1,194.0
     Retained earnings                                                      15,267.3                  13,935.4
     Treasury stock, at cost                                               (14,330.8)                (12,939.0)
     Accumulated non-owner changes in equity                                (1,030.8)                   (890.3)
     ESOP debt guarantee                                                        --                       (46.3)
                                                                     ------------------       -----------------
     Total Shareholders Equity                                               2,764.7                   2,711.7
                                                                     ------------------       -----------------
Commitments and contingencies                                                   --                        --
                                                                     ------------------       -----------------
         Total Liabilities and Shareholders Equity                         $16,199.2                 $14,689.5
                                                                     ==================       =================
----------------------------------------------------------------------------------------------------------------


                                 --------------------------------------------------------
                                               ANHEUSER-BUSCH COMPANIES, INC.
                                     CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                                       (IN MILLIONS)
                                 --------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                      Nine Months Ended September 30,
                                                                               -------------------------------------------
                                                                                     2004                       2003
                                                                               ----------------           ----------------
       Cash flow from operating activities:
            Net Income                                                               $1,907.8                   $1,781.7
            Adjustments to reconcile net income to cash provided by
              operating activities:
                Depreciation and amortization                                           692.0                      649.9
                Deferred income taxes                                                   134.9                       63.3
                Undistributed earnings of affiliated companies                         (120.1)                    (107.1)
                Other, net                                                              (17.9)                      68.5
                                                                               ----------------           ----------------
            Operating cash flow before change in working capital                      2,596.7                    2,456.3
                Increase in working capital                                            (205.3)                      (7.2)
                                                                               ----------------           ----------------
            Cash provided by operating activities                                     2,391.4                    2,449.1
                                                                               ----------------           ----------------

       Cash flow from investing activities:
            Capital expenditures                                                       (726.5)                    (719.5)
            Acquisitions                                                               (726.0)                    (116.4)
                                                                               ----------------           ----------------
            Cash used for investing activities                                       (1,452.5)                    (835.9)
                                                                               ----------------           ----------------

       Cash flow from financing activities:
            Increase in long-term debt                                                1,435.1                      929.3
            Decrease in long-term debt                                                 (508.4)                    (401.9)
            Dividends paid to shareholders                                             (549.9)                    (506.7)
            Acquisition of treasury stock                                            (1,410.3)                  (1,747.8)
            Issuance of shares under stock plans                                         99.5                       61.4
                                                                               ----------------           ----------------
            Cash used for financing activities                                         (934.0)                  (1,665.7)
                                                                               ----------------           ----------------
       Net increase/(decrease) in cash during the period                                  4.9                      (52.5)
       Cash, beginning of period                                                        191.1                      188.9
                                                                               ----------------           ----------------
       Cash, end of period                                                             $196.0                     $136.4
                                                                               ================           ================
---------------------------------------------------------------------------------------------------------------------------